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                                   Exhibit 21

                     Significant Subsidiaries of the Company
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Name                                                    Jurisdiction of Incorporation
----                                                    -----------------------------
Alternative International (Holdings) SA                 Belgium

Atlas Group Holdings Limited                            England & Wales

Claessens Nederland BV                                  Netherlands

Corecare Limited                                        England & Wales

Coutts Alternative SA                                   Belgium

Coutts Career Consultants Japan Limited                 Japan

Coutts Career Consultants Limited                       England & Wales

Coutts Consultants (France) SA                          France

Coutts Consultants Limited                              England & Wales

Coutts Consulting Group Limited                         England & Wales

Coutts Holdings Limited                                 England & Wales

Coutts P.D.C. Limited                                   England & Wales

Curriculum Plus NV                                      Belgium

Garon Bonvalot SA                                       France

Murray Axmith & Associates, Inc.                        Canada

Right ARJ Management Consultants SA                     France

Right Associates Limited                                England & Wales

Right Human Resources, Inc.                             Canada

Right License Holding, Inc.                             Delaware

Right Management Consultants Holdings Pty Ltd           Australia

Right Management Consultants Ireland Limited            Ireland

Right Management Consultants Luxembourg Sarl            Luxembourg

Right Management Consultants SA                         Belgium

Right Management Consultants SA                         France

Right WayStation, Inc.                                  Japan

RMC of Illinois, Inc.                                   Illinois

Sinova International Holding A/S                        Denmark

This list excludes certain subsidiaries that are not deemed significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X.


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